CONSULTING AGREEMENT

This CONSULTING AGREEMENT ("Agreement") is entered into effective November 10, 1997, between COLMENA CORP., a Delaware corporation, with its principal offices located at 25100 Detroit Road, Westlake, Ohio 44145 (hereinafter referred to as the ("Company"), and JEFF OUTCALT, an individual resident of Florida, with his principal offices located at 23210 Lermitage Circle, Boca Raton, Florida 33433 (hereinafter Consultant").

1.       Consulting Services

         The  Company  hereby  engages   Consultant  to  perform  the  financial
consulting  services  listed below on the terms and conditions set forth in this
Agreement:

         (A)   Review  the  business   operations   of   potential   transaction
               candidates;

         (B) Meet with the appropriate shareholder groups in an effort to resolve any valuation differences;

         (C) Initiate and negotiate on behalf of the Company to explore potential transactions;

         (D) Analyze and evaluate the projected financial performance of the Company;

         (E) Assist in the formulation of a strategy for discussions with and the presentation of a transaction proposal to any interested parties;

         (F) As mutually agreed, advise the Company regarding alternative financing structures (including bridge loans) with which to effect a transaction;

         (G) Assist in negotiations of letters of intent and definitive purchase or financing agreements with any interested parties and their advisors;

         (H) Provide, as deemed appropriate by Consultant, additional advisor services related to a transaction.

         (I)   Assist in all international dealings and transactions.

         Company acknowledges that Consultant is not a registered broker-dealer and that Consultant cannot, and shall not be required hereunder to, engage in the offer or sale of securities on behalf of the Company. While Consultant has relationships and contacts with various investors, broker-dealers, and investment funds, Consultant's participation in the actual offer or sale of the Company securities shall be limited to that of an advisor to the Company and a "finder" of investors, broker-dealers and funds. The Company acknowledges and agrees that the solicitation and consummation of any purchases of the Company's securities shall be handled by the Company or one or more NASD member firms engaged by the Company for such purposes.

2.       Term of Agreement

         The term of this Agreement shall commence on the date hereof and shall continue for a period of thirty six (36) months.


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3.       Consideration to Consultant

         3.1 As compensation for the services rendered hereunder, the Company shall issue and deliver to Consultant, One Hundred, Fifty Thousand (150,000) shares of the Company's common stock, $.01 par value, which shares shall be registered by the Company under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8, as soon as practicable after the Company becomes eligible for use of such form.

         3.2 As additional consideration for the services of Consultant, the Company agrees to indemnify and hold harmless Consultant and each of its officers, directors, agents, employees and controlling persons (collectively "Indemnified Persons") to the fullest extent permitted by law, from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), actions, proceedings or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as "Liabilities"), based upon, relating to or arising out of Consultant's engagement hereunder, including, but not limited to Liabilities arising in connection with the dissemination of information about the Company or the Company's business, whether in any presentation, in person, through the mails or otherwise; provided however, that the Company shall not be liable under this paragraph to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of the Indemnified Person seeking indemnification. In connection with the Company's obligation to indemnify for expenses as set forth above, the Company further agrees to reimburse each indemnified Person for all expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such indemnified Person; provided, however, that if an Indemnified Person is reimbursed hereunder for any expenses, the amount so paid shall be refunded if and to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Person.

4.       Miscellaneous

         4.1 Further Actions. At any time and from time to time, each party agrees, at its or his expenses, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         4.2 Entire Agreement; Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by the party to be bound.

         4.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice given to any corporate party shall be addressed to the attention of the Corporation Secretary. Any notice of other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof.


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         4.4   Waiver.  Any waiver by any party of a breach of any  provision of this Agreement shall not operate as or be construed tp be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term o this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the board of directors or by an officer of the waiving party.

         4.5 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the Company and Consultant and their respective successors and assigns; provided, however, that any assignment by any party of its rights under this Agreement without the written consent of the other party shall be void.

         4.6 Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision in inapplicable to any person or circumstance, it shall nevertheless remain applicable to any other pers and circumstances.

         4.7   Headings.   The  headings  in  this   Agreement  are  solely  for
               convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         4.8 Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws.

         4.9 Attorney's Fees. In the event of a dispute with respect to this Agreement, the prevailing party shall be entitled to its reasonable attorney's fees and other costs and expenses incurred in litigating or otherwise resolving or settling such dispute.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                     COLMENA CORP.
                                     A Delaware corporation

                                     By: /s/  Richard C. Peplin, Jr., President

                                        CONSULTANT:

                                      By: /s/ Jeffery Outcalt


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
                              TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT (the "Agreement") is entered into this 1st day of May, 1998, by and among COLMENA CORP., a Delaware corporation ("Colmena") and JEFFREY OUTCALT, a resident of Florida ("Outcalt").

         A. Pursuant to that certain consulting agreement dated November 10, 1997, by and between Colmena and Outcalt (the "Consulting Agreement"), Colmena engaged Outcalt to perform certain services.

         B. Outcalt is no longer able to dedicate the time necessary to perform the services required under the Consulting Agreement and the parties desire to terminate the Consulting Agreement on the terms provided herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Colmena and Outcalt hereby agree as follows.

         1.       Termination of the Consulting Agreement.

     Colmena and Outcalt agree to terminate the Consulting Agreement effective as of April 24, 1998, subject to the fulfillment by Outcalt of the following conditions and covenants:

                  (a) Concurrently with the execution hereof, Outcalt shall deliver to Colmena Forty-Three Thousand (43,000) shares of Colmena common stock, $.01 par value ("Common Stock") issued and delivered to Outcalt pursuant to the Consulting Agreement; and

                  (b) Outcalt shall pay to Colmena the sum of Two Hundred, Ninety-Nine Thousand, Nine Hundred and Seventy-Five Dollars ($299,975), representing all of the proceeds received by Outcalt from the sale of One Hundred Thousand (100,000) shares of Common Stock received under the Consulting Agreement, on or before May 8, 1998 by wire transfer to the following account:

                                    Key Bank

                                    North Olmsted, Ohio

                                    ABA #041001039
                                    Account Name: Colmena Corp.
                                    Account No.: #358543000121

     Except as hereinafter provided, payment of the foregoing sums and satisfaction of the foregoing conditions and covenants by Outcalt on the dates specified for payment and or performance shall be accepted by Colmena as a complete accord and satisfaction. Outcalt further waives any right to any future compensation pursuant to the Consulting Agreement.

                  (c) Outcalt shall be entitled to retain, as compensation for services rendered under the Consulting Agreement, the proceeds from Seven Thousand (7,000) shares of Common Stock received under the Consulting Agreement and subsequently sold by Outcalt. Colmena waives any claims with respect to such 7,000 shares.

         2.       Mutual Release.

                  2.1 Release. Each of the parties does hereby release, acquit and forever discharge the other, their officers, directors, agents, employees, successors and assigns, from any and all claims, demands, actions, causes of action, damages, costs, or other claims whatsoever in law or

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

                           equity, which any party may have against any of the other parties pertaining to, relating to, connected with, or arising out of any matter or thing whatsoever, including without limitation any incident which occurred or which is alleged to have occurred as hereinbefore described. In so doing, said parties, release, relinquish, remise, waive forever, discharge, absolve, and quit each other of and from each, every and all things, including by way of example, but not limitation, each, every and all manner of actions, causes of action, liabilities, debts, sums of money, controversies, indebtedness, breaches of contract, breaches of duty or any relationships, acts, omissions, promises, agreements, representations, damages and any demand of any type, nature, kind or description, whether in law or in equity, or otherwise, by reason of any matters, causes or things, whatsoever, whether known or unknown, suspected or unsuspected, heretofore or now existing which could, might or may be claimed to exist form the beginning of time unto the date of these presents.

                  2.2 Full Settlement. Each of the parties hereto does hereby acknowledge and agree that it is their intention that this Agreement shall be effective as a full and final accord and satisfaction and settlement of and as a bar to each and every claim, demand, debt, account, reckoning, liability, obligation, cost, expense, lien, action and cause of action, heretofore referred to and released, which any party hereto has, or has had against the other parties hereto. In connection with such waiver and relinquishment, each of the parties hereto acknowledges that they are aware that they or their attorney may hereafter discover facts different from or in addition to the facts which they or their attorney now know or believe to be true with respect to the subject matter of this Agreement, but that it is their intention to fully, finally, absolutely and forever settle any and all claims, disputes and differences which to now exist or heretofore have existed between the parties to this Agreement and that in furtherance of such intention the mutual releases herein given shall be and remain in effect as full and complete general mutual releases notwithstanding the discovery of any such different or additional facts. Each of the parties hereto does hereby abandon, release, waive, and relinquish all rights and benefits which they may acquire under any statutory provision pertaining to the subject matter of this Agreement.

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         3.       Miscellaneous Provisions.

                  3.1 Notices. All notices or other communications required or permitted hereunder shall be in writing to the party for whom it is intended at the address set forth below, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, telegraphed delivered or sent by facsimile, telex, telecopy or cable and shall be deemed received upon the earlier of: (a) if personally delivered or sent by registered or certified mail, the date of delivery to the address of the person to receive such notice; (b) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; or (c) if given by facsimile, telex or telecopy, when sent. Any notice, request, demand, direction or other communication sent by telegraph, cable, facsimile, telex or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing.

                           Colmena:         COLMENA CORP.
                                            25100 Detroit Road
                                            Westlake, Ohio   44145
                                   Attention: Richard C. Peplin, Jr., President

                           Outcalt:         JEFFREY OUTCALT
                                            C/o Schoeppl & Burke, P.A.
                                            4800 N. Federal Highway, Suite 210-A
                                             Boca Raton, Florida 33431-5176


                           Notice of change of address shall be given by written notice in the manner detailed in this Section. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

                  3.2 Successors. This Agreement shall benefit and be binding on the respective heirs, administrators, successors and assigns of Colmena and Outcalt.

                  3.3 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  3.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. If any legal action is necessary to enforce the terms and provisions of this Agreement, the parties hereby agree that the Superior Court of located in the County of Palm Beach, shall be proper venue for the bringing of such action.

                  3.5 Assignment. This Agreement shall not be assigned by any party and any such attempt shall be null and void

                  3.6 Section Headings. The section headings used in this Agreement are inserted for convenience and identification only, and are not to be used in any manner to interpret, define or to limit or extend the scope, intent or extent of this Agreement or the provisions hereof.

                  3.7 Entire Agreement. This Agreement contains the entire agreement of the parties hereto and supersedes any prior written or oral agreement between them respecting the subject matter of this Agreement. There are no other representatives, agreements, arrangements or understandings, oral or written, among the parties hereto respecting the subject matter in this Agreement which are not fully expressed in this Agreement. Any alleged oral representations or modifications concerning this Agreement shall be of no force or effect.

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

                  3.8 Amendment. This Agreement cannot be modified or amended except by a writing signed by the parties hereto.

                  3.9 Attorney Fees. If either party brings an action to enforce the terms and provisions of this Agreement or to declare rights hereunder, the prevailing party in any such action shall be entitled to an award of its reasonable attorney fees to be paid by the non-prevailing party as determined by the court.

                  3.10 Knowing and Voluntary Execution. Colmena and Outcalt represent that they fully understand all of the terms, provisions and effect of this Agreement and they have been advised by independent legal counsel and other professionals of their own choosing regarding the consequences of this Agreement and that they are entering into this Agreement voluntarily and of their own free will.

                  3.11 Corporate Authority. Each individual executing this Agreement on behalf of a corporation represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of such corporation in accordance with a duly adopted resolution of the Board of Directors of such corporation and that this Agreement is binding upon such corporation in accordance with its terms.


                  3.12 Counterparts. This Agreement may be executed simultaneously or in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                                                       "COLMENA"

                                                                   COLMENA CORP.
                                                          A Delaware corporation

                                                  By: /s/ Richard C. Peplin, Jr.
                                               Richard C. Peplin, Jr., President


                                                                       "OUTCALT"


                                                             /s/ Jeffrey Outcalt

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